Exhibit 10.11

                  Amended Commitment Letter from Comerica Bank


October 18, 2001


John Trewin
Chief Financial Officer
California Micro Devices
215 Topaz Street
Milpitas, CA 95035

Dear John,

This letter serves to outline the credit restructure commitment made by Comerica Bank - California ("Bank") to California Micro Devices Corp. ("Borrower"). The following is a summary of the basis business points of the amendment. The violation of the Maximum Loss covenant for the quarter ended June 30, 2001 will be waived upon execution of this restructure.

REVOLVING LINE OF CREDIT:

a) Any borrowings will be under formula. Borrower can borrow up to $3,000,000 less the total outstandings of all term loans and commitment amount under corporate credit cards, provided that the Borrowing Base (75% of eligible accounts receivable) is sufficient to cover total outstandings of the term loans and the line of credit.

b)       Cancel the sub-limit for letters of credit.

c)       Interest rate of prime + 1.00% (was prime + 0.50%).

d)       Covenant waiver and credit modification fee of $5,000.


FINANCIAL COVENANTS:

Borrower is to maintain the following financial covenants:

         a) Monthly minimum Adjusted Quick Ratio of 0.75:1.00 increasing to 1.25:1:00 at the earlier of raising new equity or 4/30/02.
               Adjusted Quick Ratio is defined as unrestricted cash and equivalents plus eligible net trade accounts receivable divided by current liabilities (includes un-drawn letters of credit and credit card sublimits) plus all indebtedness to Bank.

         b) Monthly maximum Total Liabilities to Tangible net Worth of 1.50:1.00 decreasing to 1.00:1.00 at the earlier of raising new equity or 4/30/02. (TNW excludes restricted cash.)

         c) Quarterly maximum Net Loss of ($8,500,000) for Q2'02 ending 9/30/01, ($2,500,000) for Q3'02 ending 12/31/01 and ($1,000,000)
               for Q4'02 ending 3/31/02. Borrower is to achieve quarterly profitability thereafter and Borrower may have one loss quarter per fiscal year with a maximum loss of ($500,000) with no two consecutive quarterly losses. This covenant will be waived for Q1'02 ended 6/30/01 upon execution of loan restructure.

         d)    Quarterly   minimum  Revenues  of  $7,000,000  for  Q2'02  ending
               9/30/01,  $8,000,000 for Q3'02 ending  12/31/01,  $10,000,000 for
               Q4'02 ending 3/31/02 and $11,000,000 quarterly thereafter.


REPORTING REQUIREMENTS:

Borrower is to provide Bank with:

         a) Monthly financial statements along with covenant compliance certificate within twenty-five (25) days of month end. (NEW)

         b)    Quarterly 10-Qs within forty-five (45) days of quarter end.

         c)    Annual unqualified CPA audited financial statements within ninety
               (90) days of FYE.

         d) Monthly borrowing base certificate, accounts receivable and payable agings within 15 days of

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               month end. (NEW)

         e) Budgets, sell through reports, projections or other financial exhibits which Bank may reasonably request.

         f) Satisfactory disclosure of status of legal actions against Borrower.


OTHER CONDITIONS:

         a) Borrower is to obtain foreign credit insurance for its sales to foreign entities immediately but no later than 12/15/01.

         b) Borrower is to provide Bank with a perfected first security interest covering all assets of the borrower including intellectual property filing only to the extent that it allows Lender to collect accounts receivable. Security interest will also include a negative pledge on specific filings on Borrower's intellectual property. Borrower is not to grant negative pledge rights to any other party.

         c) Reasonable out of pocket costs including, without limitation, legal, audit and filing fees are for the account of the Borrower.


Sincerely,

/s/ Helen Huang
--------------------------------------------
Helen Huang
Corporate Banking Officer
Comerica Bank - California
Technology & Life Sciences Division



Agreed to by:

/s/ John E. Trewin
--------------------------------------------
John E. Trewin
Vice President & Chief Financial Officer
California Micro Devices Corporation

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